EXHIBIT 99.1

Spirit Airlines Announces Record Third Quarter 2014 Results:
Third Quarter 2014 Adjusted Net Income Increases 27.6 percent to $73.9 Million

MIRAMAR, FL. (October 28, 2014) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2014 financial results.

•
Adjusted net income for the third quarter 2014 increased 27.6 percent to $73.9 million ($1.01 per diluted share) compared to $57.9 million ($0.79 per diluted share) for the third quarter 2013[1]. GAAP net income for the third quarter 2014 was $67.0 million ($0.91 per diluted share) compared to $61.1 million ($0.84 per diluted share) in the third quarter 2013.

•
For the third quarter 2014, Spirit delivered a record adjusted pre-tax margin of 21.3 percent compared to 20.3 percent over the same period in 2013[1]. On a GAAP basis, pre-tax margin for the third quarter 2014 was 19.3 percent compared to 21.4 percent in the third quarter 2013.

•	Spirit ended the third quarter 2014 with $588.5 million in unrestricted cash.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended September 30, 2014 was 31.6 percent[2].

"I want to say thank you to our team members for their contributions to our strong third quarter performance, achieving a record third quarter adjusted operating margin of 21.3 percent3," said Ben Baldanza, Spirit's Chief Executive Officer.  "During the third quarter, the benefits of improved operational performance helped to offset cost pressures which included additional pilot costs as a result of new crew duty and rest rules as mandated under FAR 117 and the phasing of our growth.  Our Bare Fare™ plus Frill Control™ business model continues to perform very well, and we are excited about the new markets we have planned for next year and are committed to successfully execute on our growth plans.”

Revenue Performance
For the third quarter 2014, Spirit's total operating revenue was $519.8 million, an increase of 13.8 percent compared to the third quarter 2013. The increase was primarily driven by our growth in flight volume and higher operating yields.

Total revenue per available seat mile (“RASM”) for the third quarter 2014 was 12.45 cents, a decrease of 0.8 percent compared to the third quarter 2013. A year-over-year increase in average stage length for the third quarter 2014 contributed 0.4 percentage points to the decline in RASM. In addition, average load factor for the third quarter 2014 declined 1.5 pts, in part due to increased margin accretive flying on non-peak travel days (Tuesday/Wednesday), contributing to the decrease in RASM.

Passenger flight segment ("PFS") volume for the third quarter 2014 grew 11.2 percent year over year, and the Company's total revenue per PFS for the third quarter 2014 increased 2.4 percent year over year to $138.54 driven by increases in both ticket and non-ticket revenue per PFS. Demand and pricing strength in the peak summer travel period drove the increase in ticket revenue per PFS and an increase in seat revenues was the primary driver of non-ticket per PFS.

Cost Performance
Total operating expenses for the third quarter 2014, excluding $10.4 million of special items4, increased 12.5 percent to $409.2 million on a capacity increase of 14.7 percent. Including special items, total operating expenses increased 16.9 percent year over year to $419.6 million.

Spirit reported third quarter 2014 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”)4 of 5.92 cents, an increase of 1.0 percent compared to the same period last year. Higher salary, wages, and benefits, landing fees and other rents, and depreciation and amortization per ASM were partially offset by lower passenger re-accommodation expense (recorded within Other operating expense) as a result of improved operational reliability.

During the third quarter 2014, the Company became aware of an underpayment of Federal Excise Tax (“FET”) for fuel purchases during the period between July 1, 2009 and August 31, 2014. The commencement of the period in which the Company underpaid FET coincided with a change in its fuel service provider that took place in July 2009. In its calculation for economic fuel price for the third quarter 2014, the Company excluded the prior years’ additional FET amount of $9.3 million as a special item but included the year-to-date 2014 additional FET amount of $2.1 million.

Selected Balance Sheet and Cash Flow Items
As of September 30, 2014, Spirit had $588.5 million in unrestricted cash and cash equivalents. For the nine months ended September 30, 2014, Spirit incurred capital expenditures of $26.3 million, paid $116.0 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded an increase of $29.0 million in maintenance deposits, net of reimbursements.

Fleet
In the third quarter 2014, Spirit took delivery of one new A320 aircraft, ending the quarter with 58 aircraft in its fleet.  Earlier in the month of October, the Company took delivery of a new A320 aircraft and has six more new A320 aircraft scheduled for delivery by year-end 2014.

Third Quarter 2014 and Other Current Highlights
•Added/announced new service between (service start date):

- Fort Lauderdale and New Orleans (8/1/14)	- Boston and West Palm Beach (11/14/14)[5]
- Houston and New Orleans (8/1/14)	- Latrobe/Pittsburgh and Tampa (12/18/14)[5]
- Houston and Atlanta (8/1/14)	- Latrobe/Pittsburgh and Fort Myers (12/19/14)[5]
- Kansas City and Chicago (8/7/14)	- Denver and San Diego (1/5/15)
- Kansas City and Dallas/Fort Worth (8/7/14)	- Cleveland and Orlando (1/15/15)
- Kansas City and Detroit (8/7/14)	- Cleveland and Tampa (1/15/15)[5]
- Kansas City and Las Vegas (8/7/14)	- Cleveland and Fort Myers (1/15/15)[5]
- Kansas City and Houston (8/8/14)	- Cleveland and Fort Lauderdale (2/5/15)
- Fort Lauderdale and Houston (9/3/14)	- Cleveland and Dallas/Fort Worth (2/5/15)
- Houston and San Diego (9/3/14)	- Cleveland and Las Vegas (2/5/15)
- Detroit and Atlanta (10/24/14)	- Cleveland and Los Angeles (4/16/15)
- Chicago and Atlanta (10/24/14)	- Cleveland and Myrtle Beach (4/16/15)[5]
- Detroit and New Orleans (10/30/14	- Chicago and San Diego (4/16/15)
- Chicago and New Orleans (10/30/14)	- Chicago and Philadelphia (4/16/15)

•
Maintained its commitment to offer low fares to its valued customers; average ticket revenue per passenger flight segment for the third quarter 2014 was $84.50 with total revenue per passenger flight segment of $138.54.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, October 28, 2014, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows customers to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 280 daily flights to over 55 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table below for more details.

(4)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Income" table below for more details.

(5)	Seasonal service only.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2014	2013	Change	2014	2013	Change
Operating revenues:
Passenger	$317,038	$279,499	13.4	$873,403	$739,515	18.1
Non-ticket	202,731	177,126	14.5	583,690	494,886	17.9
Total operating revenues	519,769	456,625	13.8	1,457,093	1,234,401	18.0

Operating expenses:
Aircraft fuel	171,584	144,986	18.3	474,907	411,903	15.3
Salaries, wages and benefits	79,087	66,805	18.4	232,776	192,758	20.8
Aircraft rent	50,009	42,134	18.7	144,618	125,121	15.6
Landing fees and other rents	27,735	22,106	25.5	77,582	61,508	26.1
Distribution	20,202	17,916	12.8	58,930	50,874	15.8
Maintenance, materials and repairs	19,622	16,908	16.1	56,441	43,890	28.6
Depreciation and amortization	11,338	8,475	33.8	33,803	22,403	50.9
Other operating	39,190	38,884	0.8	111,045	110,799	0.2
Loss on disposal of assets	793	165	na	1,658	426	na
Special charges (credits)	18	442	na	45	488	na
Total operating expenses	419,578	358,821	16.9	1,191,805	1,020,170	16.8

Operating income	100,191	97,804	2.4	265,288	214,231	23.8

Other (income) expense:
Interest expense	878	36	na	1,088	140	na
Capitalized interest	(878)	(36)	na	(1,088)	(140)	na
Interest income	(84)	(87)	(3.4)	(235)	(308)	(23.7)
Other expense	81	115	na	1,557	252	na
Total other (income) expense	(3)	28	na	1,322	(56)	na

Income before income taxes	100,194	97,776	2.5	263,966	214,287	23.2
Provision for income taxes	33,194	36,673	(9.5)	94,411	80,562	17.2
Net income	$67,000	$61,103	9.7	$169,555	$133,725	26.8
Basic earnings per share	$0.92	$0.84	9.5	$2.33	$1.84	26.6
Diluted earnings per share	$0.91	$0.84	8.3	$2.31	$1.83	26.2

Weighted average shares, basic	72,755	72,632	0.2	72,727	72,571	0.2
Weighted average shares, diluted	73,303	73,003	0.4	73,284	72,934	0.5

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$588,474	$530,631
Accounts receivable, net	26,515	23,246
Deferred income taxes	15,166	16,243
Prepaid expenses and other current assets	73,969	78,955
Total current assets	704,124	649,075

Property and equipment:
Flight equipment	16,064	9,847
Ground and other equipment	69,676	50,987
Less accumulated depreciation	(32,345)	(25,221)
	53,395	35,613
Deposits on flight equipment purchase contracts	269,693	157,669
Aircraft maintenance deposits	194,867	161,484
Deferred heavy maintenance, net	128,304	125,288
Other long-term assets	63,171	51,636
Total assets	$1,413,554	$1,180,765

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,954	$23,104
Air traffic liability	216,477	167,627
Other current liabilities	160,386	145,262
Total current liabilities	394,817	335,993

Long-term deferred income taxes	47,443	48,916
Deferred credits and other long-term liabilities	25,979	26,739
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	523,476	515,331
Treasury stock	(3,792)	(2,291)
Retained earnings	425,624	256,070
Total shareholders’ equity	945,315	769,117
Total liabilities and shareholders’ equity	$1,413,554	$1,180,765

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	2014	2013
Operating activities:
Net income	$169,555	$133,725
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel hedge contracts	—	3,489
Equity-based compensation, net	6,315	3,970
Allowance for doubtful accounts	(63)	128
Amortization of deferred gains and losses	(228)	(452)
Depreciation and amortization	33,803	22,403
Deferred income tax	(395)	8,795
Loss on disposal of assets	1,658	426
Capitalized interest	(1,088)	(140)
Changes in operating assets and liabilities:
Accounts receivable	(3,206)	(5,038)
Prepaid maintenance reserves	(28,955)	(10,166)
Long-term deposits and other assets	(36,449)	(37,062)
Accounts payable	(5,524)	(1,206)
Air traffic liability	48,736	49,318
Other liabilities	22,136	5,441
Net cash provided by operating activities	206,295	173,631

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(115,955)	(41,328)
Purchase of property and equipment	(26,261)	(17,028)
Net cash used in investing activities	(142,216)	(58,356)
Financing activities:
Proceeds from stock options exercised	140	675
Payments on capital lease obligations	(922)	—
Proceeds from sale and leaseback transactions	—	6,900
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(5,643)	—
Excess tax benefits from equity-based compensation	1,690	1,635
Repurchase of common stock	(1,501)	(1,106)
Net cash (used in) provided by financing activities	(6,236)	8,104
Net increase in cash and cash equivalents	57,843	123,379
Cash and cash equivalents at beginning of period	530,631	416,816
Cash and cash equivalents at end of period	$588,474	$540,195
Supplemental disclosures
Cash payments for:
Interest	$398	$26
Taxes	$88,884	$60,942

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	4,174,397	3,637,951	14.7%
Revenue passenger miles (RPMs) (thousands)	3,656,842	3,241,309	12.8%
Load factor (%)	87.6	89.1	(1.5) pts
Passenger flight segments (thousands)	3,752	3,374	11.2%
Block hours	67,704	60,009	12.8%
Departures	26,513	23,704	11.9%
Operating revenue per ASM (RASM) (cents)	12.45	12.55	(0.8)%
Average yield (cents)	14.21	14.09	0.9%
Average ticket revenue per passenger flight segment ($)	84.50	82.84	2.0%
Average non-ticket revenue per passenger flight segment ($)	54.04	52.50	2.9%
Total revenue per passenger flight segment ($)	138.54	135.34	2.4%
CASM (cents)	10.05	9.86	1.9%
Adjusted CASM (cents) (1)	9.80	10.00	(2.0)%
Adjusted CASM ex-fuel (cents) (2)	5.92	5.86	1.0%
Fuel gallons consumed (thousands)	51,688	45,521	13.5%
Average economic fuel cost per gallon ($)	3.13	3.31	(5.4)%
Aircraft at end of period	58	51	13.7%
Average daily aircraft utilization (hours)	12.7	12.8	(0.8)%
Average stage length (miles)	964	956	0.8%
Airports served in the period (3)	55	54	1.9%

	Nine Months Ended September 30,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	11,967,631	10,185,421	17.5%
Revenue passenger miles (RPMs) (thousands)	10,452,588	8,833,712	18.3%
Load factor (%)	87.3	86.7	0.6	pts
Passenger flight segments (thousands)	10,584	9,253	14.4%
Block hours	196,574	170,552	15.3%
Departures	75,427	67,327	12.0%
Operating revenue per ASM (RASM) (cents)	12.18	12.12	0.5%
Average yield (cents)	13.94	13.97	(0.2)%
Average ticket revenue per passenger flight segment ($)	82.52	79.92	3.3%
Average non-ticket revenue per passenger flight segment ($)	55.15	53.49	3.1%
Total revenue per passenger flight segment ($)	137.67	133.41	3.2%
CASM (cents)	9.96	10.02	(0.6)%
Adjusted CASM (cents) (1)	9.86	9.97	(1.1)%
Adjusted CASM ex-fuel (cents) (2)	5.98	5.96	0.3%
Fuel gallons consumed (thousands)	147,766	126,832	16.5%
Average economic fuel cost per gallon ($)	3.15	3.22	(2.2)%
Average daily aircraft utilization (hours)	12.7	12.7	—
Average stage length (miles)	979	944	3.7%

(1)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

(2)	Excludes economic fuel expense and special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

(3)	Includes airports served during the period that had service canceled as of the end of the period. Previously, we reported only airports served during the period with continuing operations.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2014	2013
Special items include the following:
Prior years' additional federal excise tax	$9,278	$—
Unrealized (gains) and losses arising from mark-to-market adjustments to outstanding fuel derivatives	—	(5,655)
Loss on disposal of assets	793	165
Special charges	18	442
Premium expense recognized related to fuel option contracts	446	—
Fuel option premium realized in the period	(151)	—
Total special items:	$10,384	$(5,048)

Total operating expenses, as reported	$419,578	$358,821
Less special items (1)	10,384	(5,048)
Adjusted operating expenses, non-GAAP (2)	409,194	363,869
Less: Economic fuel expense	162,011	150,641
Adjusted operating expenses excluding fuel, non-GAAP (3)	$247,183	$213,228

Available seat miles	4,174,397	3,637,951

CASM (cents)	10.05	9.86
Adjusted CASM (cents) (2)	9.80	10.00
Adjusted CASM ex-fuel (cents) (3)	5.92	5.86

(1)
Special items include additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013, unrealized gains and losses arising from mark-to-market adjustments to outstanding fuel derivatives, loss on disposal of assets, special charges, premium expense recognized related to fuel option contracts, and realized fuel option premium expense related to options settling in the period.

(2)	Excludes special items as referred to above.

(3)	Excludes economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below and special items as referred to above.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2014	2013
Net income, as reported	$67,000	$61,103
Add: Provision for income taxes	33,194	36,673
Income before income taxes, as reported	100,194	97,776
Pre-tax margin, GAAP	19.3%	21.4%
Add special items (1)	10,384	(5,048)
Income before income taxes, non-GAAP (2)	110,578	92,728
Pre-tax margin, non-GAAP (2)	21.3%	20.3%
Provision for income taxes (3)	36,634	34,780
Adjusted net income, non-GAAP (2)	$73,944	$57,948

Weighted average shares, diluted	73,303	73,003

Adjusted net income per share, diluted	$1.01	$0.79

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2014	2013
Operating income, as reported	$100,191	$97,804
Operating margin, GAAP	19.3%	21.4%
Add special items (1)	10,384	(5,048)
Operating income, non-GAAP (2)	$110,575	$92,756
Operating margin (2)	21.3%	20.3%

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per gallon data)	2014	2013
Fuel Expense
Aircraft fuel, as reported	$171,584	$144,986
Less:
Prior years' additional federal excise tax	9,278	—
Impact on fuel expense from unrealized (gains) and losses arising from mark-to-market adjustments to our outstanding fuel derivatives	—	(5,655)
Premium expense recognized related to outstanding fuel option contracts	446	—
Add: Fuel option premium realized in the period	151
Economic fuel expense, non-GAAP	$162,011	$150,641

Fuel gallons consumed	51,688	45,521

Economic fuel cost per gallon, non-GAAP	$3.13	$3.31

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	September 30, 2014
Operating Income	$333,349
Add special items (1)	8,304
Adjustment for aircraft rent	189,234
Adjusted Operating Income (2)	530,887
Tax (35.9%) (3)	190,588
Adjusted Operating Income, after-tax	340,299
Invested Capital
Total debt	$—
Book equity	945,315
Less: Unrestricted cash	588,474
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,324,638
Total Invested Capital	1,681,479

Return on Invested Capital (ROIC), pre-tax	31.6%
Return on Invested Capital (ROIC), after-tax	20.2%

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended September 30, 2014.

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